UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2017

The Hillman Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13293	23-2874736
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

10590 Hamilton Avenue
Cincinnati, Ohio 45231
(Address of principal executive offices)
Registrant’s telephone number, including area code: (513) 851-4900

Not Applicable
(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On November 8, 2017, The Hillman Group, Inc. (“Hillman”), a subsidiary of The Hillman Companies, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Agreement”) with (i) Hargis Industries, LP doing business as ST Fastening Systems (“Hargis”), (ii) Joe A Hargis, Hargis Industries #1, LLC, and Joedy S. Hargis, as successor trustee and on behalf of (a) the Joedy S. Hargis Irrevocable Trust and (b) the Jeffrey S. Hargis Irrevocable Trust (the “Hargis Trusts”) (each person set forth in this subclause (ii) a “Selling Partner” and collectively, the “Selling Partners”), and (iii) Hargis Industries #1, LLC (acting by and through its sole member, Joe A. Hargis) in the capacity as the Seller Representative (the “Seller Representative”) pursuant to which Hillman acquired substantially all of the assets, and assumed certain liabilities, of Hargis (the “Hargis Acquisition”). Pursuant to the terms of the Agreement, Hillman paid a cash purchase price of $48 million.

Bruce Crouch, President and Chief Operating Officer of Hargis, will continue to lead ST Fastening Systems, a division of Hillman. Mr. Crouch will work with the existing management team of Hillman to integrate the combined operations.

The parties to the Agreement have made customary representations, warranties, and covenants. The representations, warranties, and covenants set forth in the Agreement have been made only for the purposes of such agreement and were solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures, may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Agreement is included with this filing only to provide investors with information regarding the terms of the Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses, and should be read in conjunction with the disclosures in Hillman’s periodic reports and other filings with the Securities and Exchange Commission.

A copy of the Agreement is attached as Exhibit 2.1 hereto and is incorporated into this Item 1.01 by reference. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement.

Item 2.01    Completion of Acquisition or Disposition of Assets.

 On November 8, 2017, Hillman consummated the Hargis Acquisition described in Item 1.01 herein.

Item 8.01    Other Events.

On November 8, 2017, the Company issued a press release relating to the Hargis Acquisition. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by this Item, with respect to the Hargis Acquisition described in Item 1.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this current report is required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item, with respect to the Hargis Acquisition described in Item 1.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this current report is required to be filed pursuant to Item 2.01.

(c) Not Applicable.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
2.1	Asset Purchase Agreement by and among Hargis Industries, LP, the Selling Partners, the Seller Representative, and The Hillman Group, Inc. dated November 8, 2017.*
99.1	Press Release dated November 8, 2017.

*The list of schedules set forth in Section 9.14 of the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2017	THE HILLMAN COMPANIES, INC.

	By:	/s/ Gregory J. Gluchowski, Jr.
	Name:	Gregory J. Gluchowski, Jr.
	Title:	President and Chief Executive Officer

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